                                  EXHIBIT 11

                       To Cyprus Amax Minerals Company's
                         Quarterly Report on Form 10-Q
                   For the Quarter Ended September 30, 1997

                                  EXHIBIT 11

                  CYPRUS AMAX MINERALS COMPANY & SUBSIDIARIES

                                 -------------

                       COMPUTATION OF PER SHARE EARNINGS

                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                              Three Months            Nine Months
                                           Ended September 30      Ended September 30
                                          --------------------    --------------------
                                            1997        1996        1997        1996
                                          --------    --------    --------    --------
Net Income                                $     44   $      14    $    167    $    129
Preferred Stock Dividends                       (5)         (5)        (14)        (14)
                                          --------    --------    --------    --------
  Income Applicable to Common Shares      $     39   $       9    $    153    $    115
                                          ========    ========    ========    ========
Primary:
  Average Common Shares Outstanding           93.4        93.2        93.4        93.2

Fully Diluted:
  Average Common Shares Outstanding           93.4        93.2        93.4        93.2
  Common Stock Equivalents - Options/(1)/       .1          .1          .1          .1
  Conversion of Series A Preferred Stock       9.6         9.6         9.6         9.6
                                          --------    --------    --------    --------
  Fully Diluted Average Common
    Shares Outstanding                       103.1       102.9       103.1       102.9
                                          ========    ========    ========    ========

Primary Earnings per Common Share              .42         .10        1.63        1.23

Fully Diluted Earnings per Share               .43/(2)/    .13/(2)/   1.61        1.25/(2)/


/(1)/ Common stock equivalents are not included in primary earnings per share because they are less than three percent dilutive.

/(2)/ Fully diluted earnings per share were anti-dilutive.

                                     -19-